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                                  1. SZT, a.s.
                                 FOUNDER'S DEED
                                                           Page One
                                                                       NZ 317/95

                             COUNTERPART N 322/95          N 322/95

                                 Notarial record

written before me, JUDr. Jaroslava Mala, notary in Most, in my office at Moskevska 1/14, Most, the nineteenth day of December nineteen hundred and ninety five. Present is the person I know personally - authorized representative of Prvni severozapadni teplarenska, a.s. with its registered office in Komooany u Mostu who declared that he is fully competent to undertake legal acts and whose identity was proven by his valid official card, namely:

Ing. Stefan Pallay, personal identification number: 430313/769, residing at Zahradni 5180, Chomutov representing the Board of Directors of Prvni severozapadni teplarenska, a.s. with its registered office at Komooany u Mostu in accordance with the decision of the Board of Directors of the mentioned stock corporation as of 3 November 1995 on founding a corporation ("s.r.o."), and having a power of attorney as of 19 November 1993, granted by the Board of Directors of Prvni severozapadni teplarenska, a.s. with its registered office in Komo0any u Mostu, which is attached to this Founder's Deed on founding a company - a limited liability company.

The mentioned participant declared, before me, the notary, the following matters concerning a foundation of a limited liability company:

First: Prvni severozapadni teplarenska, a.s. with its registered office in Komooany u Mostu, represented by Ing. Stefan Pallay, a member of the Board of Directors and the General Director of Prvni severozapadni teplarenska, a.s. with its registered office in Komooany u Mostu, establishes a limited liability company as a sole member by means of this Founder's Deed pursuant to the relevant provisions of the Commercial Code 513/1991 Coll., in its valid wording.

Secondly: The Company's trading name is ENOP, s.r.o.

Thirdly: The Company's registered office is Komooany u Mostu, Most 3

Fourthly: The Company is founded for an indefinite period of time.

Fifthly: The Company's scope of business:

1.   Investment-engineering activities,

2. Production, assembly, repairs, retrofitting and periodical tests of the stated pressure equipment - Assembly and repairs of steam boilers,

3. Production, assembly, repairs, retrofitting and periodical tests of the stated pressure equipment - Assembly and repairs of stable pressure vessels,

4.   Repairs and assembly of metering devices,

5. Assembly, repairs, maintenance of the stated electrical installations and production of switchboards of low voltage,

6.   Assembly and repairs of measuring and regulating technology,

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7.   Electrical fitting,

8. Production, installation and repairs of centralized heating and ventilation,

9.   Bricklayer's trade,

10.  Building contractor,

11.  Thermal insulation,

12.  Locksmith's trade,

13.  Tinsmith's trade,

14.  Founding of non-ferrous metals,

15.  Metal-working,

16.  Black-smith's trade,

17.  Carpentry

18. Metal grinding and polishing, except for sharpening of knives, scissors and simple tools,

19.  Production of tools,

20.  Assembly of tubular scaffolding,

21. Maintenance, repairs and retrofitting of power-producing and distributing machinery.



Sixthly: Company's registered capital
The Company's registered capital amounts to CZK 100,000 (in words: one hundred thousand Czech crowns).

Seventh: The contribution of the Founder - member
The registered capital of the Company is formed by the Founder's single monetary contribution and corresponds with the Company's registered capital, i.e. with the amount of CZK 100,000, in words: one hundred thousand Czech crowns).

The Founder shall pay up the full amount of the registered capital as a lump-sum before the day of filing the petition for incorporating the founded Company in the Commercial Register and he shall issue a written declaration concerning the contribution paying-off which is to be attached to the petition. He shall manage the paid-off contribution until the Company is incorporated and at the same time, he shall act as a manager of the contribution.

The Company shall acquire ownership title to the contribution on the day of its incorporation in the Commercial Register. After the Company's incorporation, the Founder, as the manager of the contribution, is obliged to hand it over to the Company without undue delay.

If the Company is not incorporated, the manager of the contribution is obliged to return the contribution without undue delay.

Until the Company is incorporated, its Founder shall act on behalf of the Company in matters related to the Company's incorporation, unless the Commercial Code or special legal provisions provide otherwise.

Eighthly: The Company's bodies

The Company's bodies are the General Meeting and Executives.

The Company does not establish a supervisory board.



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1.    General Meeting

The General Meeting is the highest body of the Company.

The Founder as the single member of the Company exercises the powers of the General Meeting and makes decisions on all matters that are assigned to the General Meeting by the Commercial Code or by this Founder's Deed.

The General Meeting's powers

Besides the matters listed in Section 125 of the Commercial Code, the General Meeting's powers include:

a)   approval of the Company's concept of business and changes thereof,

b) decisions which disposals of the Company's property are subject to its previous consent,

c)   decisions on the ways of covering the Company's losses,

d) provided the Company employs at least 50 people, the General Meeting may decide that the Company shall issue its Articles of Association in which its internal structure and principles of its management shall be governed in more details than they are governed by this Founder's Deed; in such a case the Articles of Association must be approved by the General Meeting,

e)   decisions on changes in this Founder's Deed,

f) decisions on a fusion, division or merger of the Company, or its transformation to another legal form of a company; it shall also decide on winding-up of the Company.

The General Meeting may reserve the right to decide on other matters falling within the competence of the Executives. In case of disputes concerning powers of the individual company bodies (both positive and negative), the General Meeting's decision prevails.

1.    Executives

The Executives are entitled to decide on all matters that do not fall within the powers of the General Meeting pursuant to the Commercial Code or this Founder's Deed or that are not reserved by the General Meeting itself.

The Executives are obliged to participate in the General Meeting; unless they attend the General Meeting as the member's representatives authorized by a power of attorney at the same time, they attend it only as advisers.

The Executives arrange for minutes of the General Meeting's deliberations that shall be filed along with attendance lists during the whole period of the Company's duration.

The Executives shall make arrangements for the proper keeping of the prescribed records and accounting and inform the member about the affairs of the Company.

The Executives must observe the prohibition of competitive conduct within the scope of Section 136 of the Commercial Code; violations have the consequences stipulated in Section 65 of the Commercial Code.

Three Executives form a statutory body of the Company.

The first Executives of the Company are:

Ing. Stefan Pallay, personal identification number: 43.03.13/769

(born on 13 March 1943), residing at Zahradni 5180, Chomutov,

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Ing. Miloslav Kaftan, personal identification number: 43.10.02/467

(born on October 2, 1943), residing at Valdstejnska 2110, Litvinov

Ing. Roman Koear, personal identification number: 64.05.30/0946

(born on 30 May 1964), residing at Fr. Malika 736/966, Most

The way of acting in the name of the Company:

Either all Executives jointly or two Executives act on behalf of the Company, while one of them is the Executive who is mentioned as first in the Founder's Deed.

Decisions and the business management of the Company, if such decisions fall within their competence, require the approval of a majority of the Executives.

Signing on behalf of the Company is carried out in such a way that an Executive puts his signature, mentioning his function as an Executive, to the Company's printed, imprinted or written trading name.

The Executive may resign by delivering a written notice of this to the General Meeting (Section 66 Subsection 1 of the Commercial Code). His tenure shall end on the day when the General Meeting discusses, or should have discussed, his resignation. (The General Meeting is obliged to discuss his resignation at its subsequent meeting after it learned about that.)

Ninth: Company Economy

1.  Accounting Period

The first accounting period starts on the day of the Company's incorporation and ends on 31 December of the calendar year when the Company was incorporated.

The next accounting periods coincide with the relevant calendar years.

2.  Duties of the Executives within the Company's economy

The Executives are responsible to the General Meeting for a proper economy of the Company and a compliance of the Company's business with the approved concept.

The Executives are obliged to arrange for a proper keeping of the prescribed records and accounting, drawing ordinary and extraordinary balance sheets that they submit along with a proposal for profit distribution and an annual report to the General Meeting for discussion and making a decision. The Executives are obliged to inform the member of all affairs of the Company.

The Executives are obliged to prepare annual reports for each accounting period.

Tenth: Reserve Fund

The Company creates a reserve fund amounting to 20 per cent of the registered capital.

Upon its incorporation, the Company creates a reserve fund in the full amount specified by the Founder's Deed, i.e. 20 per cent of the Company's registered capital (CZK 20,000, in words: twenty thousand Czech crowns). The reserve fund shall be created from additional payments made by the member over and above his contribution.

The Founder shall pay CZK 20,000 to a special bank account within thirty days of the Company's foundation, and thus he creates the reserve fund.

The Executives shall decide on the use of the reserve fund and they shall inform the next General Meeting of the use of the reserve fund and its balance.

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Should  the level of the  reserve  fund fall  below the  stipulated  limit,  the reserve fund shall be annually replenished by an amount of 5 per cent of the net profits, until the fund reaches the level stipulated in the Founder's Deed.

Eleventh: Profit Distribution

It is the General Meeting that decides on a profit distribution on the basis of the Executives' proposal.

After having deducted taxes and sums necessary for a replenishment of the reserve fund, the General Meeting shall decide what sum of the profit shall remain in the Company for the purpose of further development thereof.

Twelfth: Changes in the Registered Capital

Changes in the registered capital are governed by the relevant provisions of the Commercial Code.

Thirteenth: Winding-up and Dissolution of the Company

Besides the reasons of winding-up of the Company listed in the Commercial Code, the Company is also dissolved by a decision of the General Meeting pursuant to item 8 para. 1f) hereof dealing with the authority of the General Meeting.

Fourteenth: Decision of the General Meeting on the Company's Winding-up

Provided the General Meeting decides on the Company's winding-up, it shall also decide if the Company is wound up with liquidation or without liquidation.

The decision on the Company's winding-up without liquidation must also contain the date on which the Company shall be wound up and it shall bind the Executives to arrange for recording the Company's winding-up in the Commercial Register.

The General Meeting shall mention in its decision on the Company's winding-up with a liquidation on which day the Company enters into liquidation, it shall appoint a liquidator and determine his remuneration. At the same time, it shall bind the Executives to file a petition for recording these data in the Commercial Register in time.

Fifteenth: Costs of the Company's Foundation

The costs of the Company's foundation are shared by the Company and shall be charged as the first expenses of the Company.

Sixteenth: Number of the Copies of the Founder's Deed

This Founder's Deed has been executed in eight copies. One copy hereof shall be filed in the Commercial Register, two copies shall be deposited in the Founder's files, and two copies shall be filed by the Executives in the archives of the limited liability company. The remaining four copies of the Founder's Deed shall be used by the Founder in legal acts related to the Company's foundation and incorporation.

This notarial record was written by me, the notary; the participant read it, approved it and attached his signature hereto.----------------------------------


                      Prvni severozapadni teplarenska, a.s.
                 with its registered office in Komooany u Mostu
L.S. Jaroslava Mala     Ing. Stefan Pallay, in his own hand

I confirm that the copy of this notarial  record intended for Ing. Stefan Pallay
corresponds   with  the   original   as  of  19   December   1995,   NZ  317/95,
word-for-word.--------------------------------------------------

                Round seal: Jaroslava Mala          signature:
                Notary in Most                      Jaroslava Mala, Notary


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                                POWER OF ATTORNEY

The below signed Board of Directors of Prvni severozapadni teplarenska, a.s. ("the Principal"), with its registered office in Komooany u Mostu, composed of

Ivan Neumaier, personal identification number: 570827/1580
                    residing at Klobouenicka 1653, Prague 4-Nusle, Ing. Jioi Hrdlieka, personal identification number: 640819/0899 residing at Kurzova 2224, Prague 5
Ing. Kamil Novotny, personal identification number: 600130/1834 residing at Eeska 480, Most
Ing. Jindoich Horky, personal identification number: 480117/032 residing at Jerevanska 7, Prague 10
Ing. Stefan Pallay, personal identification number: 430313/769 residing at Zahradni 5180, Chomutov

                           grants a power of attorney

         to Ing. Stefan Pallay, a member of the Board of Directors and the General Director of the stock corporation ("the Attorney") to act on behalf of the Company before courts and other bodies and to sign documents in the whole scope of the Board of Directors' authority. When signing he adds his signature to the Company's imprinted or written trading name (Article 29 and 30 of the Articles of Association).
         The Attorney makes decisions as a member of the Board of Directors and within its authorization as a statutory body he is entitled to grant to other persons (deputies of the General Director) a power of attorney to act in his place on behalf of the Principal (Section 33a Subsection 1(a) of the Civil
Code).

         The principal shall be directly bound by acts in law performed by the substitute attorney.

         This power of attorney comes into force on 19 November 1993 and terminates if the Principal revokes it.

Signatures:
signature illegible                                signature illegible
Ivan Neumaier                                      Ing. Kamil Novotny

signature illegible                                signature: Horky
Ing. Jioi Hrdlieka                                 Ing. Jindoich Horky

                                                   signature: Ing. Pallay Stefan
                                                   Ing. Stefan Pallay

Komooany, 19 November 1993